BNY Mellon 4Q15 Earnings Release

News Release

Contacts: MEDIA:	ANALYSTS:
Kevin Heine	Valerie Haertel
(212) 635-1590	(212) 635-8529
kevin.heine@bnymellon.com	valerie.haertel@bnymellon.com

BNY MELLON REPORTS FOURTH QUARTER EARNINGS OF $637 MILLION OR $0.57 PER COMMON SHARE, INCLUDING:

•	$0.11 per common share for the previously disclosed impairment charge related to a recent court decision, litigation and restructuring charges

•	Earnings per common share up 17% year-over-year on an adjusted basis (a)

GENERATED MORE THAN 300 BASIS POINTS OF POSITIVE OPERATING LEVERAGE YEAR-OVER-YEAR ON AN ADJUSTED BASIS (a)

•	Total revenue up 2% on an adjusted basis (a)

◦	Net interest revenue up 7%

•	Total noninterest expense decreased 2% on an adjusted basis (a)

FULL-YEAR 2015 EARNINGS OF $3.1 BILLION OR $2.71 PER COMMON SHARE, OR $2.85 PER COMMON SHARE EXCLUDING NON-OPERATING ITEMS (b)

•	Generated more than 400 basis points of positive operating leverage in 2015 on an adjusted basis (b)

•	Earnings per common share up 19% in 2015 on an adjusted basis (b)

EXECUTING ON CAPITAL PLAN AND RETURN OF VALUE TO COMMON SHAREHOLDERS

•	Repurchased 10.1 million common shares for $431 million in the fourth quarter and 55.6 million common shares for $2.4 billion in full-year 2015

•	Adjusted return on tangible common equity of 19% in the fourth quarter and 21% in full-year 2015 (b)

ACQUIRING SILICON VALLEY WEALTH MANAGER, ATHERTON LANE ADVISERS, WITH $2.7 BILLION OF AUM

NEW YORK, January 21, 2016 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported fourth quarter net income applicable to common shareholders of $637 million, or $0.57 per diluted common share, or $755 million, or $0.68 per diluted common share, adjusted for the impairment charge related to a recent court decision, litigation and restructuring charges. In the fourth quarter of 2014, net income applicable to common shareholders was $209 million, or $0.18 per diluted common share, or $667 million, or $0.58 per diluted common share, adjusted for litigation and restructuring charges, offset by the benefit primarily related to a tax carryback claim. In the third quarter of 2015, net income applicable to common shareholders was $820 million, or $0.74 per diluted common share. (b)

_________________________________________________________________________________

(a)	See pages 3-4 for the Non-GAAP adjustments and additional information..

(b)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of these Non-GAAP measures.

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BNY Mellon 4Q15 Earnings Release

In 2015, net income applicable to common shareholders totaled $3.1 billion, or $2.71 per diluted common share, or $3.2 billion, or $2.85 per diluted common share, adjusted for the impairment charge related to a recent court decision, litigation and restructuring charges. In 2014, net income applicable to common shareholders totaled $2.5 billion, or $2.15 per diluted common share, or $2.8 billion, or $2.39 per diluted common share, adjusted for litigation and restructuring charges, the charge related to investment management funds, net of incentives, the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, and the benefit primarily related to a tax carryback claim.

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman and chief executive officer, and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EST on Jan. 21, 2016. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (877) 397-0291 (U.S.) or (719) 325-2175 (International), and using the passcode: 619690, or by logging on to www.bnymellon.com. Earnings materials will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EST on Jan. 21, 2016. Replays of the conference call and audio webcast will be available beginning Jan. 21, 2016 at approximately 2 p.m. EST through Feb. 21, 2016 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 2620345. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

_________________________________________________________________________________

(b)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of these Non-GAAP measures.

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BNY Mellon 4Q15 Earnings Release

FOURTH QUARTER 2015 FINANCIAL HIGHLIGHTS (a)
(comparisons are 4Q15 vs. 4Q14 unless otherwise stated)

•Earnings

	Earnings per share			Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	4Q15	4Q14	Inc	4Q15	4Q14	Inc
GAAP results	$0.57	$0.18		$637	$209
Add: Litigation and restructuring charges	0.01	0.53		12	608
Impairment charge related to a recent court decision	0.10	N/A		106	N/A
Less: Benefit primarily related to a tax carryback claim	N/A	0.13		N/A	150
Non-GAAP results	$0.68	$0.58	17%	$755	$667	13%
N/A - Not applicable.

•	Total revenue was $3.7 billion, an increase of 1%, or 2% (Non-GAAP).
-    Investment services fees were flat reflecting growth in the Global Collateral Services and Broker-Dealer Services and higher securities lending revenue, offset by lost business in clearing services due to industry consolidations and the unfavorable impact of a stronger U.S. dollar.
-    Investment management and performance fees decreased 2%, or an increase of 1% on a constant currency basis (Non-GAAP), driven by lower money market fee waivers and higher performance fees, partially offset by net outflows and lower market values.
-    Foreign exchange revenue was flat reflecting lower volumes in standing instruction programs and lower volatility, offset by higher volumes in other trading programs and the impact of hedging activity for foreign currency placements.
-    Financing-related fees increased $8 million driven by higher fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity.
-    Investment and other income increased $15 million driven by the higher other income related to termination fees in our clearing business and seed capital gains, partially offset by lower asset-related gains and lease residual gains.
-    Net interest revenue increased $48 million driven by higher yields, the shift out of cash into securities and loans and lower interest expense on deposits.

•	The provision for credit losses was $163 million reflecting the impairment charge related to a recent court decision.

•
Noninterest expense was $2.7 billion, a decrease of 24%, or 2% (Non-GAAP) excluding litigation and restructuring charges and amortization of intangible assets. Noninterest expense was lower in nearly all categories reflecting the favorable impact of a stronger U.S. dollar, offset by higher compensation and employee benefits expenses. The increase in compensation expenses primarily related to severance in support of our business improvement process. See page 10 for additional information.

•	Generated more than 300 basis points of positive operating leverage year-over-year on an adjusted basis (Non-GAAP).

•
Effective tax rate of 20.1%. The rate is approximately 3% lower primarily due to the impact of the impairment charge and a 2% benefit from a more favorable geographic mix of earnings and higher tax-exempt income.

•Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
-    AUC/A of $28.9 trillion, increased 1% reflecting net new business, partially offset by the unfavorable impact of a stronger U.S. dollar and lower market values.
--    Estimated new AUC/A wins in Asset Servicing of $49 billion in 4Q15.
-    AUM of $1.63 trillion, decreased 4% reflecting the unfavorable impact of a stronger U.S. dollar, net outflows and lower market values, partially offset by the January 2015 acquisition of Cutwater Asset Management.
--    Net long-term outflows of $11 billion in 4Q15 driven by index and equity investments offset by continued strength in liability-driven investments.
--    Net short-term inflows totaled $2 billion in 4Q15.

•Capital
-    Repurchased 10.1 million common shares for $431 million in 4Q15 and 55.6 million common shares for $2.4 billion in full-year 2015.
-    Adjusted return on tangible common equity of 19% in 4Q15 and 21% in full-year 2015 (a).

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures. Non-GAAP excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges, the impairment charge related to a recent court decision and the benefit primarily related to a tax carryback claim, if applicable.

Note: In the table above and throughout this document, sequential growth rates are unannualized.

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BNY Mellon 4Q15 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						4Q15 vs.
	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15		4Q14
Revenue:
Fee and other revenue	$2,950	$3,053	$3,067	$3,012	$2,935	(3)%		1%
Income (loss) from consolidated investment management funds	16	(22)	40	52	42
Net interest revenue	760	759	779	728	712	—		7
Total revenue – GAAP	3,726	3,790	3,886	3,792	3,689	(2)		1
Less: Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	5	(5)	37	31	24
Total revenue – Non-GAAP	3,721	3,795	3,849	3,761	3,665	(2)		2
Provision for credit losses	163	1	(6)	2	1
Expense:
Noninterest expense – GAAP	2,692	2,680	2,727	2,700	3,524	—		(24)
Less: Amortization of intangible assets	64	66	65	66	73
M&I, litigation and restructuring charges (recoveries)	18	11	59	(3)	800
Total noninterest expense – Non-GAAP	2,610	2,603	2,603	2,637	2,651	—		(2)
Income:
Income before income taxes	871	1,109	1,165	1,090	164	(21)%		N/M
Provision (benefit) for income taxes	175	282	276	280	(93)
Net income	$696	$827	$889	$810	$257
Net (income) loss attributable to noncontrolling interests (a)	(3)	6	(36)	(31)	(24)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	693	833	853	779	233
Preferred stock dividends	(56)	(13)	(23)	(13)	(24)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$637	$820	$830	$766	$209

Operating leverage – Non-GAAP (b)						(222	) bps	308	bps

Key Metrics:
Pre-tax operating margin (c)	23%	29%	30%	29%	4%
Non-GAAP (c)	30%	31%	33%	30%	28%

Return on common equity (annualized) (c)	7.1%	9.1%	9.4%	8.8%	2.2%
Non-GAAP (c)	8.9%	9.7%	10.3%	9.2%	7.7%

Return on tangible common equity (annualized) – Non-GAAP (c)	16.2%	20.8%	21.5%	20.3%	5.9%
Non-GAAP adjusted (c)	19.0%	21.0%	22.5%	20.2%	16.3%

Fee revenue as a percentage of total revenue excluding net securities gains	79%	80%	79%	79%	79%

Percentage of non-U.S. total revenue (d)	34%	37%	36%	36%	35%

Average common shares and equivalents outstanding:
Basic	1,088,880	1,098,003	1,113,790	1,118,602	1,120,672
Diluted	1,096,385	1,105,645	1,122,135	1,126,306	1,129,040

Period end:
Full-time employees	51,200	51,300	50,700	50,500	50,300
Book value per common share – GAAP (c)	$32.69	$32.59	$32.28	$31.89	$32.09
Tangible book value per common share – Non-GAAP (c)	$15.27	$15.16	$14.86	$14.82	$14.70
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Common dividend payout ratio	30%	23%	23%	25%	94%
Closing stock price per common share	$41.22	$39.15	$41.97	$40.24	$40.57
Market capitalization	$44,738	$42,789	$46,441	$45,130	$45,366
Common shares outstanding	1,085,343	1,092,953	1,106,518	1,121,512	1,118,228
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Pre-tax operating leverage is the rate of increase in total revenue less the rate of increase in total noninterest expense. The year-over-year pre-tax operating leverage (Non-GAAP) was based on growth in total revenue, as adjusted (Non-GAAP), of 153 basis points, and a decrease in total noninterest expense, as adjusted (Non-GAAP), of 155 basis points. The sequential operating leverage (Non-GAAP) was based on decline in total revenue, as adjusted (Non-GAAP), of 195 basis points, and an increase in total noninterest expense, as adjusted (Non-GAAP), of 27 basis points.

(c)
Non-GAAP excludes the net income (loss) attributable to noncontrolling interests related to consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges (recoveries), the impairment charge related to a recent court decision and the benefit primarily related to a tax carryback claim, if applicable. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

(d)	Includes fee revenue, net interest revenue and (loss) income from consolidated investment management funds, net of net loss (income) attributable to noncontrolling interests.
N/M – Not meaningful.

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BNY Mellon 4Q15 Earnings Release

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							4Q15 vs.
	4Q15		3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,625		$1,700	$1,717	$1,686	$1,620
Net inflows (outflows):
Long-term:
Equity	(9)		(4)	(13)	(5)	(5)
Fixed income	1		(3)	(2)	3	4
Index	(16)		(10)	(9)	8	1
Liability-driven investments (b)	11		11	5	8	24
Alternative investments	2		1	3	1	2
Total long-term inflows (outflows)	(11)		(5)	(16)	15	26
Short term:
Cash	2		(10)	(11)	1	6
Total net inflows (outflows)	(9)		(15)	(27)	16	32
Net market/currency impact/acquisition	9		(60)	10	15	34
Ending balance of AUM	$1,625	(c)	$1,625	$1,700	$1,717	$1,686	—%	(4)%

AUM at period end, by product type: (a)
Equity	14%		14%	15%	15%	15%
Fixed income	13		13	13	12	12
Index	20		20	21	22	21
Liability-driven investments (b)	32		32	30	30	30
Alternative investments	4		4	4	4	4
Cash	17		17	17	17	18
Total AUM	100%	(c)	100%	100%	100%	100%

Investment Management:
Average loans (in millions)	$13,447		$12,779	$12,298	$11,634	$11,124	5%	21%
Average deposits (in millions)	$15,497		$15,282	$14,638	$15,217	$14,602	1%	6%

Investment Services:
Average loans (in millions)	$36,960		$38,025	$38,264	$37,699	$35,448	(3)%	4%
Average deposits (in millions)	$226,774		$230,153	$237,193	$234,183	$228,282	(1)%	(1)%

AUC/A at period end (in trillions) (d)	$28.9	(c)	$28.5	$28.6	$28.5	$28.5	1%	1%

Market value of securities on loan at period end (in billions) (e)	$277		$288	$283	$291	$289	(4)%	(4)%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$49	(c)	$84	$933	$125	$168

Depositary Receipts:
Number of sponsored programs	1,145		1,176	1,206	1,258	1,279	(3)%	(10)%

Clearing services:
Global DARTS volume (in thousands)	230		246	242	261	242	(7)%	(5)%
Average active clearing accounts (U.S. platform) (in thousands)	5,959		6,107	6,046	5,979	5,900	(2)%	1%
Average long-term mutual fund assets (U.S. platform) (in millions)	$437,260		$447,287	$466,195	$456,954	$450,305	(2)%	(3)%
Average investor margin loans (U.S. platform) (in millions)	$11,575		$11,806	$11,890	$11,232	$10,711	(2)%	8%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,153		$2,142	$2,174	$2,153	$2,101	1%	2%

(a)
Excludes securities lending cash management assets and assets managed in the Investment Services business. In 3Q15, prior period AUM was restated to reflect the reclassification of Meriten from the Investment Management business to the Other segment.

(b)	Includes currency overlay assets under management.

(c)	Preliminary.

(d)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.0 trillion at Dec. 31, 2015 and Sept. 30, 2015 and $1.1 trillion at June 30, 2015, March 31, 2015 and Dec. 31, 2014.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $55 billion at Dec. 31, 2015, $61 billion at Sept. 30, 2015, $68 billion at June 30, 2015, $69 billion at March 31, 2015 and $65 billion at Dec. 31, 2014.

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BNY Mellon 4Q15 Earnings Release

The following table presents key market metrics at period end and on an average basis.

Key market metrics						4Q15 vs.
	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
S&P 500 Index (a)	2044	1920	2063	2068	2059	6%	(1)%
S&P 500 Index – daily average	2052	2027	2102	2064	2009	1	2
FTSE 100 Index (a)	6242	6062	6521	6773	6566	3	(5)
FTSE 100 Index – daily average	6271	6399	6920	6793	6526	(2)	(4)
MSCI World Index (a)	1663	1582	1736	1741	1710	5	(3)
MSCI World Index – daily average	1677	1691	1780	1726	1695	(1)	(1)
Barclays Capital Global Aggregate BondSM Index (a)(b)	342	346	342	348	357	(1)	(4)
NYSE and NASDAQ share volume (in billions)	198	206	185	187	198	(4)	—
JPMorgan G7 Volatility Index – daily average (c)	9.49	9.93	10.06	10.40	8.54	(4)	11
Average Fed Funds effective rate	0.16%	0.13%	0.13%	0.11%	0.10%	3 bps	6 bps
Foreign exchange rates vs. U.S. dollar:
British pound - average rate	$1.52	$1.55	$1.53	$1.51	$1.58	(2)%	(4)%
Euro - average rate	1.10	1.11	1.11	1.13	1.25	(1)	(12)

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 4Q15 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						4Q15 vs.
(dollars in millions)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
Investment services fees:
Asset servicing (a)	$1,032	$1,057	$1,060	$1,038	$1,019	(2)%	1%
Clearing services	339	345	347	344	347	(2)	(2)
Issuer services	199	313	234	232	193	(36)	3
Treasury services	137	137	144	137	145	—	(6)
Total investment services fees	1,707	1,852	1,785	1,751	1,704	(8)	—
Investment management and performance fees	864	829	878	867	885	4	(2)
Foreign exchange and other trading revenue	173	179	187	229	151	(3)	15
Financing-related fees	51	71	58	40	43	(28)	19
Distribution and servicing	41	41	39	41	43	—	(5)
Total fee revenue excluding investment and other income	2,836	2,972	2,947	2,928	2,826	(5)	—
Investment and other income	93	59	104	60	78	58	19
Total fee revenue	2,929	3,031	3,051	2,988	2,904	(3)	1
Net securities gains	21	22	16	24	31	N/M	N/M
Total fee and other revenue	$2,950	$3,053	$3,067	$3,012	$2,935	(3)%	1%

(a)	Asset servicing fees include securities lending revenue of $46 million in 4Q15, $38 million in 3Q15, $49 million in 2Q15 and $43 million in 1Q15 and $37 million in 4Q14.
N/M – Not meaningful.

KEY POINTS

•
Asset servicing fees were $1.0 billion, an increase of 1% year-over-year and a decrease of 2% sequentially. The year-over-year increase primarily reflects growth in the Global Collateral Services and Broker-Dealer Services and higher securities lending revenue, partially offset by the unfavorable impact of a stronger U.S. dollar. The sequential decrease primarily reflects lower client activity.

•	Clearing services fees were $339 million, a decrease of 2% both year-over-year and sequentially. Both decreases primarily reflect lost business due to industry consolidations.

•
Issuer services fees were $199 million, an increase of 3% year-over-year and a decrease of 36% sequentially. The year-over-year increase primarily reflects net new business and lower money market fee waivers in Corporate Trust, partially offset by the unfavorable impact of a stronger U.S. dollar in Corporate Trust. The sequential decrease primarily reflects seasonality in Depositary Receipts.

•
Treasury services fees were $137 million, a decrease of 6% year-over-year and flat sequentially. The year-over-year decrease primarily reflects higher compensating balance credits provided to clients and lower volumes.

•
Investment management and performance fees were $864 million, a decrease of 2% year-over-year, or an increase of 1% on a constant currency basis (Non-GAAP). On a constant currency basis (Non-GAAP), investment management and performance fees primarily reflect lower money market fee waivers and higher performance fees, partially offset by net outflows and lower market values. Sequentially, investment management and performance fees increased 4% primarily reflecting higher performance fees, lower money market fee waivers and higher equity market values, partially offset by net outflows.

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BNY Mellon 4Q15 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	4Q15	3Q15	2Q15	1Q15	4Q14
	Foreign exchange	$165	$180	$181	$217	$165
	Other trading revenue (loss)	8	(1)	6	12	(14)
	Total foreign exchange and other trading revenue	$173	$179	$187	$229	$151

Foreign exchange and other trading revenue totaled $173 million in 4Q15 compared with $151 million in 4Q14 and $179 million in 3Q15. In 4Q15, foreign exchange revenue totaled $165 million, flat year-over-year and a decrease of 8% sequentially. Year-over-year, lower volumes in standing instruction programs and lower volatility were offset by higher volumes in the other trading programs and the impact of hedging activity for foreign currency placements. The sequential decrease primarily reflects lower volumes and volatility and lower Depositary Receipts-related activity, partially offset by the impact of hedging activity for foreign currency placements.

Other trading revenue was $8 million in 4Q15, compared with an other trading loss of $14 million in 4Q14 and an other trading loss of $1 million in 3Q15. The year-over-year increase primarily reflects the losses on hedging activities within one of the Investment Management boutiques recorded in 4Q14.

•
Financing-related fees were $51 million in 4Q15 compared with $43 million in 4Q14 and $71 million in 3Q15. The year-over-year increase primarily reflects higher fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity. The sequential decrease primarily reflects lower underwriting fees.

•	Investment and other income
	(in millions)	4Q15	3Q15	2Q15	1Q15	4Q14
	Corporate/bank-owned life insurance	$43	$32	$31	$33	$37
	Expense reimbursements from joint venture	16	16	17	14	15
	Seed capital gains (a)	10	7	2	16	—
	Asset-related gains (losses)	5	(9)	1	3	20
	Private equity gains (losses)	—	1	3	(3)	1
	Equity investment (losses)	(2)	(6)	(7)	(4)	(5)
	Lease residual gains (losses)	(8)	—	54	(1)	5
	Other income	29	18	3	2	5
	Total investment and other income	$93	$59	$104	$60	$78

(a)
Excludes the gain (loss) on seed capital investments in consolidated investment management funds which are reflected in operations of consolidated investment management funds, net of noncontrolling interests. The gain (loss) on seed capital investments in consolidated investment management funds was $11 million in 4Q15, $(17) million in 3Q15, $3 million in 2Q15, $21 million in 1Q15 and $18 million in 4Q14.

Investment and other income was $93 million in 4Q15 compared with $78 million in 4Q14 and $59 million in 3Q15. The year-over-year increase primarily reflects higher other income related to termination fees in our clearing business and seed capital gains, partially offset by lower asset-related gains and lease residual losses. The sequential increase primarily reflects higher asset-related gains, income from corporate/bank owned life insurance and other income related to termination fees in our clearing business, partially offset by lease residual losses.

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BNY Mellon 4Q15 Earnings Release

NET INTEREST REVENUE

Net interest revenue						4Q15 vs.
(dollars in millions)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15		4Q14
Net interest revenue (non-FTE)	$760	$759	$779	$728	$712	—		7%
Net interest revenue (FTE) – Non-GAAP	774	773	794	743	726	—		7
Net interest margin (FTE)	0.99%	0.98%	1.00%	0.97%	0.91%	1	bps	8	bps

Selected average balances:
Cash/interbank investments	$128,328	$130,090	$125,626	$123,647	$140,599	(1)%		(9)%
Trading account securities	2,786	2,737	3,253	3,046	3,922	2		(29)
Securities	119,532	121,188	128,641	123,476	117,243	(1)		2
Loans	61,964	61,657	61,076	57,935	56,844	—		9
Interest-earning assets	312,610	315,672	318,596	308,104	318,608	(1)		(2)
Interest-bearing deposits	160,334	169,753	170,716	159,520	163,149	(6)		(2)
Noninterest-bearing deposits	85,878	85,046	84,890	89,592	85,330	1		1

Selected average yields/rates:
Cash/interbank investments	0.32%	0.32%	0.34%	0.35%	0.31%
Trading account securities	2.79	2.74	2.63	2.46	2.64
Securities	1.62	1.60	1.57	1.55	1.54
Loans	1.54	1.56	1.51	1.55	1.58
Interest-earning assets	1.08	1.08	1.08	1.07	1.02
Interest-bearing deposits	0.01	0.02	0.02	0.04	0.03

Average cash/interbank investments as a percentage of average interest-earning assets	41%	41%	39%	40%	44%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	27%	27%	27%	29%	27%
FTE – fully taxable equivalent.
bps – basis points.

KEY POINTS

•
Net interest revenue totaled $760 million in 4Q15, an increase of $48 million year-over year and $1 million sequentially. The year-over-year increase primarily reflects higher yields, the shift out of cash into securities and loans and lower interest expense on deposits. The sequential increase primarily reflects higher yields, offset by lower accretion.

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BNY Mellon 4Q15 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						4Q15 vs.
(dollars in millions)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
Staff:
Compensation	$927	$905	$877	$871	$893	2%	4%
Incentives	315	326	349	425	319	(3)	(1)
Employee benefits	239	206	208	189	206	16	16
Total staff	1,481	1,437	1,434	1,485	1,418	3	4
Professional, legal and other purchased services	328	301	299	302	390	9	(16)
Software and equipment	225	226	228	228	235	—	(4)
Net occupancy	148	152	149	151	150	(3)	(1)
Distribution and servicing	92	95	96	98	102	(3)	(10)
Sub-custodian	60	65	75	70	70	(8)	(14)
Business development	75	59	72	61	75	27	—
Other	201	268	250	242	211	(25)	(5)
Amortization of intangible assets	64	66	65	66	73	(3)	(12)
M&I, litigation and restructuring charges	18	11	59	(3)	800	N/M	N/M
Total noninterest expense – GAAP	$2,692	$2,680	$2,727	$2,700	$3,524	—%	(24)%

Total staff expense as a percentage of total revenue	40%	38%	37%	39%	38%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,610	$2,603	$2,603	$2,637	$2,651	—%	(2)%
N/M – Not meaningful.

KEY POINTS

•	Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP) decreased 2% year-over-year and was flat sequentially.

•
The year-over-year decrease reflects lower expenses in all categories, except compensation and employee benefits expenses. The lower expenses primarily reflect the favorable impact of a stronger U.S. dollar and lower professional, legal and other purchased services and other expenses.

-	Compensation expense increased year-over-year primarily reflecting severance expense of approximately $55 million recorded in 4Q15 in ongoing support of our business improvement process.

-
Employee benefits expense increased as a result of an adjustment of approximately $30 million related to updated information received from an administrator of our health care benefits, partially offset by the impact of curtailing the U.S. pension plan.

-	Other expense decreased primarily reflecting approximately $35 million of adjustments to bank assessment charges, partially offset by higher asset-based taxes.

•
The sequential increase reflects higher staff expense primarily reflecting the factors mentioned above, and higher professional, legal and other purchased services and business development expenses, partially offset by lower other expense, as described above.

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BNY Mellon 4Q15 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2015, the fair value of our investment securities portfolio totaled $118.8 billion. The net unrealized pre-tax gain on our total securities portfolio was $357 million at Dec. 31, 2015 compared with $1.05 billion at Sept. 30, 2015. The decrease in the net unrealized pre-tax gain was primarily driven by the increase in interest rates. At Dec. 31, 2015, the fair value of the held-to-maturity securities totaled $43.2 billion and represented 36% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	Sept. 30, 2015		4Q15 change in unrealized gain (loss)	Dec. 31, 2015			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$49,850		$(408)	$49,585	$49,464		100%	$(121)		100%	—%	—%	—%	—%
U.S. Treasury	23,642		(193)	24,019	23,920		100	(99)		100	—	—	—	—
Sovereign debt/sovereign guaranteed	17,674		5	16,574	16,708		101	134		75	—	25	—	—
Non-agency RMBS (b)	1,938		(36)	1,435	1,789		81	354		—	1	1	90	8
Non-agency RMBS	973		(4)	900	914		94	14		7	5	18	69	1
European floating rate notes	1,634		2	1,369	1,345		98	(24)		68	27	5	—	—
Commercial MBS	5,730		(57)	5,868	5,826		99	(42)		95	4	1	—	—
State and political subdivisions	4,334		1	3,988	4,065		102	77		80	17	—	—	3
Foreign covered bonds	2,379		(9)	2,201	2,242		102	41		100	—	—	—	—
Corporate bonds	1,822		(8)	1,740	1,752		101	12		21	66	13	—	—
CLO	2,291		(6)	2,363	2,351		99	(12)		100	—	—	—	—
U.S. Government agencies	1,572		(10)	1,817	1,810		100	(7)		100	—	—	—	—
Consumer ABS	3,129		(7)	2,909	2,893		99	(16)		100	—	—	—	—
Other (c)	3,055		38	3,654	3,700		101	46		45	—	51	—	4
Total investment securities	$120,023	(d)	$(692)	$118,422	$118,779	(d)	100%	$357	(d)(e)	90%	2%	6%	2%	—%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)
Includes commercial paper with a fair value of $1.5 billion and $1.9 billion and money market funds with a fair value of $770 million and $886 million at Sept. 30, 2015 and Dec. 31, 2015, respectively.

(d)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $417 million at Sept. 30, 2015 and $292 million at Dec. 31, 2015.

(e)	Unrealized gains of $465 million at Dec. 31, 2015 related to available-for-sale securities.

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BNY Mellon 4Q15 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014
Loans:
Financial institutions	$171	$—	$—
Other residential mortgages	102	103	112
Wealth management loans and mortgages	11	12	12
Commercial real estate	2	1	1
Total nonperforming loans	286	116	125
Other assets owned	6	7	3
Total nonperforming assets (a)	$292	$123	$128
Nonperforming assets ratio	0.46%	0.20%	0.22%
Allowance for loan losses/nonperforming loans	54.9	156.0	152.8
Total allowance for credit losses/nonperforming loans	96.2	241.4	224.0

(a)
Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in the loans of consolidated investment management funds are nonperforming loans of $53 million at Dec. 31, 2014. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above. In 2Q15, BNY Mellon adopted the new accounting guidance included in ASU 2015-02, Consolidations. As a result, we deconsolidated substantially all of the loans of consolidated investment management funds retroactively to Jan. 1, 2015.

Nonperforming assets were $292 million at Dec. 31, 2015, an increase of $169 million compared with $123 million at Sept. 30, 2015. The increase in nonperforming loans in the financial institutions portfolio is related to a recent court decision.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014
Allowance for credit losses - beginning of period	$280	$278	$288
Provision for credit losses	163	1	1
Net (charge-offs) recoveries:
Financial institutions	(170)	—	1
Other residential mortgages	2	1	—
Commercial	—	—	(8)
Commercial real estate	—	—	(2)
Net (charge-offs) recoveries	(168)	1	(9)
Allowance for credit losses - end of period	$275	$280	$280
Allowance for loan losses	$157	$181	$191
Allowance for lending-related commitments	118	99	89

The allowance for credit losses was $275 million at Dec. 31, 2015, a decrease of $5 million compared with $280 million at Sept. 30, 2015. Net charge-offs were $168 million in 4Q15, primarily reflecting the impairment charge related to a recent court decision recorded in the financial institutions portfolio.

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BNY Mellon 4Q15 Earnings Release

CAPITAL AND LIQUIDITY

The common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios in the first section of the table below are based on Basel III components of capital, as phased-in, and credit risk asset risk-weightings using the U.S. capital rules’ advanced approaches framework (the “Advanced Approach”) as the related risk-weighted assets (“RWA”) were higher when calculated under the Advanced Approach at Dec. 31, 2015, Sept. 30, 2015 and Dec. 31, 2014. Our risk-based capital adequacy is determined using the higher of RWA determined using the Advanced Approach and the U.S. capital rules’ standardized approach (the “Standardized Approach”). The leverage capital ratios are based on Basel III components of capital, as phased-in and quarterly average total assets. Our consolidated capital ratios are shown in the following table.

Capital ratios	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014
Consolidated regulatory capital ratios: (a)(b)
CET1 ratio	10.8%	10.5%	11.2%
Tier 1 capital ratio	12.3	11.9	12.2
Total (Tier 1 plus Tier 2) capital ratio	12.5	12.2	12.5
Leverage capital ratio	5.9	5.9	5.6
BNY Mellon shareholders’ equity to total assets ratio – GAAP (c)	9.7	10.1	9.7
BNY Mellon common shareholders’ equity to total assets ratio – GAAP (c)	9.0	9.4	9.3
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.5	6.2	6.5

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)
Estimated CET1 ratio:
Standardized Approach	10.3	9.9	10.6
Advanced Approach	9.5	9.3	9.8
Estimated supplementary leverage ratio (“SLR”) (d)	4.9	4.8	4.4

(a)	Regulatory capital ratios for Dec. 31, 2015 are preliminary.

(b)
At Dec. 31, 2015 and Sept. 30, 2015, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Basel III Standardized Approach were 11.6%, 13.2% and 13.6%, and 11.2%, 12.7%, and 13.1%, respectively. At Dec. 31, 2014, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Standardized Approach were 15.0%, 16.3% and 16.9%, and were calculated based on Basel III components of capital, as phased-in, and asset risk-weightings using Basel I-based requirements.

(c)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for a reconciliation of these ratios.

(d)	The estimated SLR on a fully phased-in basis (Non-GAAP) for our largest bank subsidiary, The Bank of New York Mellon, was 4.8% at Dec. 31, 2015 and 4.6% at Sept. 30, 2015.

Estimated Basel III CET1 generation presented on a fully phased-in basis – Non-GAAP – preliminary
(in millions)	4Q15
Estimated fully phased-in Basel III CET1 – Non-GAAP – Beginning of period	$16,077
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	637
Goodwill and intangible assets, net of related deferred tax liabilities	139
Gross Basel III CET1 generated	776
Capital deployed:
Dividends	(188)
Common stock repurchased	(431)
Total capital deployed	(619)
Other comprehensive (loss)	(245)
Additional paid-in capital (a)	94
Other	(1)
Total other deductions	(152)
Net Basel III CET1 generated	5
Estimated fully phased-in Basel III CET1 – Non-GAAP – End of period	$16,082
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.

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BNY Mellon 4Q15 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and ratios to those capital components and ratios determined on a phased-in basis (referred to as the “Transitional Approach”).

Basel III capital components and ratios at Dec. 31, 2015 – preliminary	Fully phased-in Basel III - Non-GAAP	Transitional Approach (a)
(dollars in millions)
CET1:
Common shareholders’ equity	$35,485	$36,067
Goodwill and intangible assets	(18,911)	(17,295)
Net pension fund assets	(116)	(46)
Equity method investments	(347)	(296)
Deferred tax assets	(20)	(8)
Other	(9)	(5)
Total CET1	16,082	18,417
Other Tier 1 capital:
Preferred stock	2,552	2,552
Trust preferred securities	—	74
Disallowed deferred tax assets	—	(12)
Net pension fund assets	—	(70)
Other	(22)	(25)
Total Tier 1 capital	18,612	20,936

Tier 2 capital:
Trust preferred securities	—	222
Subordinated debt	149	149
Allowance for credit losses	275	275
Other	(12)	(12)
Total Tier 2 capital - Standardized Approach	412	634
Excess of expected credit losses	19	19
Less: Allowance for credit losses	275	275
Total Tier 2 capital - Advanced Approach	$156	$378

Total capital:
Standardized Approach	$19,024	$21,570
Advanced Approach	$18,768	$21,314

Risk-weighted assets:
Standardized Approach	$156,428	$158,273
Advanced Approach	$168,703	$170,578

Standardized Approach:
Estimated Basel III CET1 ratio	10.3%	11.6%
Tier 1 capital ratio	11.9	13.2
Total (Tier 1 plus Tier 2) capital ratio	12.2	13.6

Advanced Approach:
Estimated Basel III CET1 ratio	9.5%	10.8%
Tier 1 capital ratio	11.0	12.3
Total (Tier 1 plus Tier 2) capital ratio	11.1	12.5
(a)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required in 2015 under the U.S. capital rules.

BNY Mellon has presented its estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR are intended to allow investors to compare these ratios with estimates presented by other companies. The estimated fully phased-in Basel III CET1 and other risk-based capital ratios for certain periods assume certain regulatory approvals. The U.S. capital rules require approval by banking regulators of certain models used as part of RWA calculations. If these models are not approved, the estimated fully phased-in Basel III CET1 and other risk-based capital ratios would likely be adversely impacted.

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BNY Mellon 4Q15 Earnings Release

RWA at Dec. 31, 2014, for credit risk under the estimated fully phased-in Advanced Approach, reflects the use of a simple value-at-risk methodology for repo-style transactions (including agented indemnified securities lending transactions), eligible margin loans, and similar transactions. The estimated fully phased-in Advanced Approach RWA at Dec. 31, 2015 and Sept. 30, 2015 no longer assumes the use of this methodology.

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio (“SLR”)

The following table presents the components of our estimated SLR using fully phased-in Basel III components of capital.

Estimated fully phased-in SLR – Non-GAAP (a) (dollars in millions)	Dec. 31, 2015	(b)	Sept. 30, 2015		Dec. 31, 2014
Total estimated fully phased-in Basel III CET1 – Non-GAAP	$16,082		$16,077		$15,931
Additional Tier 1 capital	2,530		2,528		1,550
Total Tier 1 capital	$18,612		$18,605		$17,481

Total leverage exposure:
Quarterly average total assets	$368,590		$373,453		$385,232
Less: Amounts deducted from Tier 1 capital	19,403		19,532		19,947
Total on-balance sheet assets, as adjusted	349,187		353,921		365,285
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	7,358		8,358		11,376
Repo-style transaction exposures included in SLR	440		362		302
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	26,224		27,482		21,850
Total off-balance sheet exposures	34,022		36,202		33,528
Total leverage exposure	$383,209		$390,123		$398,813

Estimated fully phased-in SLR – Non-GAAP	4.9%	(c)	4.8%	(c)	4.4%

(a)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs.

(b)	Dec. 31, 2015 information is preliminary.

(c)
The estimated SLR on a fully phased-in basis (Non-GAAP) for our largest bank subsidiary, The Bank of New York Mellon, was 4.8% at Dec. 31, 2015 and 4.6% at Sept. 30, 2015. At Dec. 31, 2015 and Sept. 30, 2015, total Tier 1 capital was $15,142 million and $14,882 million, respectively, and total leverage exposure was $316,268 million and $322,531 million, respectively, for The Bank of New York Mellon.

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became effective Jan. 1, 2015 and require BNY Mellon to meet an LCR of 80%, increasing annually by 10% increments until fully phased-in on Jan. 1, 2017, at which time we will be required to meet an LCR of 100%. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of Dec. 31, 2015 based on our current understanding of the U.S. LCR rules.

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BNY Mellon 4Q15 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							4Q15 vs.
	4Q15		3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
Revenue:
Investment management fees:
Mutual funds	$294		$301	$312	$301	$306	(2)%	(4)%
Institutional clients	350		347	363	365	364	1	(4)
Wealth management	155		156	160	159	157	(1)	(1)
Investment management fees	799		804	835	825	827	(1)	(3)
Performance fees	55		7	20	15	40	N/M	38
Investment management and performance fees	854		811	855	840	867	5	(1)
Distribution and servicing	39		37	38	38	39	5	—
Other (a)	25		(2)	20	45	6	N/M	N/M
Total fee and other revenue (a)	918		846	913	923	912	9	1
Net interest revenue	84		83	78	74	69	1	22
Total revenue	1,002		929	991	997	981	8	2
Noninterest expense (ex. amortization of intangible assets)	691		668	703	710	716	3	(3)
Income before taxes (ex. amortization of intangible assets)	311		261	288	287	265	19	17
Amortization of intangible assets	24		24	25	24	29	—	(17)
Income before taxes	$287		$237	$263	$263	$236	21%	22%

Pre-tax operating margin	29%		26%	27%	26%	24%
Adjusted pre-tax operating margin (b)	36%		34%	34%	34%	33%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,625		$1,700	$1,717	$1,686	$1,620
Net inflows (outflows):
Long-term:
Equity	(9)		(4)	(13)	(5)	(5)
Fixed income	1		(3)	(2)	3	4
Index	(16)		(10)	(9)	8	1
Liability-driven investments (d)	11		11	5	8	24
Alternative investments	2		1	3	1	2
Total long-term inflows (outflows)	(11)		(5)	(16)	15	26
Short term:
Cash	2		(10)	(11)	1	6
Total net inflows (outflows)	(9)		(15)	(27)	16	32
Net market/currency impact/acquisition	9		(60)	10	15	34
Ending balance of AUM	$1,625	(e)	$1,625	$1,700	$1,717	$1,686	—%	(4)%

AUM at period end, by product type: (c)
Equity	14%		14%	15%	15%	15%
Fixed income	13		13	13	12	12
Index	20		20	21	22	21
Liability-driven investments (d)	32		32	30	30	30
Alternative investments	4		4	4	4	4
Cash	17		17	17	17	18
Total AUM	100%	(e)	100%	100%	100%	100%

Average balances:
Average loans	$13,447		$12,779	$12,298	$11,634	$11,124	5%	21%
Average deposits	$15,497		$15,282	$14,638	$15,217	$14,602	1%	6%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes the net negative impact of money market fee waivers, amortization of intangible assets and is net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of this Non-GAAP measure.

(c)
Excludes securities lending cash management assets and assets managed in the Investment Services business. In 3Q15, prior period AUM was restated to reflect the reclassification of Meriten from the Investment Management business to the Other segment.

(d)	Includes currency overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 16

BNY Mellon 4Q15 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Assets under management were $1.63 trillion at Dec. 31, 2015, a decrease of 4% year-over-year and flat sequentially. Both comparisons reflect the unfavorable impact of a stronger U.S. dollar. The year-over-year decrease also reflects net outflows and lower market values, partially offset by the January 2015 acquisition of Cutwater Asset Management. Sequentially, higher market values were partially offset by net outflows.

•	Net long-term outflows of $11 billion in 4Q15 driven by index and equity investments offset by continued strength in liability-driven investments.

•	Net short-term inflows were $2 billion in 4Q15.

•	Income before taxes excluding amortization of intangible assets totaled $311 million in 4Q15, an increase of 17% year-over-year and 19% sequentially.

•
Total revenue was $1.0 billion, an increase of 2% year-over-year and 8% sequentially. Both increases primarily reflect seasonally higher performance fees and seed capital gains. The year-over-year increase also reflects higher net interest revenue and higher other trading revenue related to losses on hedging activities within a boutique recorded in 4Q14, partially offset by the unfavorable impact of a stronger U.S. dollar.

•	42% non-U.S. revenue in 4Q15 vs. 43% in 4Q14.

•
Investment management fees were $799 million, a decrease of 3% year-over-year, or flat on a constant currency basis (Non-GAAP). On a constant currency basis (Non-GAAP), investment management fees primarily reflect net outflows and lower market values, offset by lower money market fee waivers and the impact of strategic initiatives. Sequentially, investment management fees decreased 1% primarily reflecting net outflows, partially offset by lower money market fee waivers and higher equity market values.

•	Performance fees were $55 million in 4Q15 compared with $40 million in 4Q14 and $7 million in 3Q15. The sequential increase was driven by seasonality.

•
Other revenue was $25 million in 4Q15 compared with $6 million in 4Q14 and other losses of $2 million in 3Q15. Both increases primarily reflect higher seed capital gains. The year-over-year comparison also reflects higher other trading revenue related to losses on hedging activities within a boutique recorded in 4Q14.

•	Net interest revenue increased 22% year-over-year and 1% sequentially. Both increases primarily reflect record high average loans and deposits and higher internal crediting rates for deposits.

•	Average loans increased 21% year-over-year and 5% sequentially; average deposits increased 6% year-over-year and 1% sequentially.

•
Total noninterest expense (excluding amortization of intangible assets) decreased 3% year-over-year and increased 3% sequentially. The year-over-year decrease primarily reflects the favorable impact of a stronger U.S. dollar, lower incentives and distribution and servicing expenses and the business improvement process, partially offset by strategic initiatives. The sequential increase primarily reflects higher incentive expense driven by seasonally higher performance fees.

•
BNY Mellon has signed a definitive agreement to acquire the assets of Menlo Park, CA-based Atherton Lane Advisers, LLC.  With approximately $2.7 billion in assets under management, Atherton is one of Silicon Valley’s premier independent investment managers serving approximately 700 high net-worth clients.

Page - 17

BNY Mellon 4Q15 Earnings Release

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

(dollars in millions, unless otherwise noted)							4Q15 vs.
	4Q15		3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
Revenue:
Investment services fees:
Asset servicing	$1,005		$1,031	$1,035	$1,013	$992	(3)%	1%
Clearing services	337		345	346	342	346	(2)	(3)
Issuer services	199		312	234	231	193	(36)	3
Treasury services	135		135	141	135	142	—	(5)
Total investment services fees	1,676		1,823	1,756	1,721	1,673	(8)	—
Foreign exchange and other trading revenue	148		177	179	209	165	(16)	(10)
Other (a)	102		87	85	63	70	17	46
Total fee and other revenue	1,926		2,087	2,020	1,993	1,908	(8)	1
Net interest revenue	632		628	636	599	573	1	10
Total revenue	2,558		2,715	2,656	2,592	2,481	(6)	3
Noninterest expense (ex. amortization of intangible assets)	1,765		1,822	1,840	1,794	2,509	(3)	(30)
Income (loss) before taxes (ex. amortization of intangible assets)	793		893	816	798	(28)	(11)	N/M
Amortization of intangible assets	40		41	40	41	43	(2)	(7)
Income (loss) before taxes	$753		$852	$776	$757	$(71)	(12)%	N/M

Pre-tax operating margin	29%		31%	29%	29%	(3)%
Pre-tax operating margin (ex. amortization of intangible assets)	31%		33%	31%	31%	(1)%

Investment services fees as a percentage of noninterest expense (b)	96%		101%	98%	96%	93%

Securities lending revenue	$36		$30	$40	$34	$28	20%	29%

Metrics:
Average loans	$36,960		$38,025	$38,264	$37,699	$35,448	(3)%	4%
Average deposits	$226,774		$230,153	$237,193	$234,183	$228,282	(1)%	(1)%

AUC/A at period end (in trillions) (c)	$28.9	(d)	$28.5	$28.6	$28.5	$28.5	1%	1%
Market value of securities on loan at period end (in billions) (e)	$277		$288	$283	$291	$289	(4)%	(4)%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$49	(d)	$84	$933	$125	$168

Depositary Receipts:
Number of sponsored programs	1,145		1,176	1,206	1,258	1,279	(3)%	(10)%

Clearing services:
Global DARTS volume (in thousands)	230		246	242	261	242	(7)%	(5)%
Average active clearing accounts (U.S. platform) (in thousands)	5,959		6,107	6,046	5,979	5,900	(2)%	1%
Average long-term mutual fund assets (U.S. platform)	$437,260		$447,287	$466,195	$456,954	$450,305	(2)%	(3)%
Average investor margin loans (U.S. platform)	$11,575		$11,806	$11,890	$11,232	$10,711	(2)%	8%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,153		$2,142	$2,174	$2,153	$2,101	1%	2%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income.

(b)	Noninterest expense excludes amortization of intangible assets and litigation expense.

(c)	Includes the AUC/A of CIBC Mellon of $1.0 trillion at Dec. 31, 2015 and Sept. 30, 2015 and $1.1 trillion at June 30, 2015, March 31, 2015 and Dec. 31, 2014.

(d)	Preliminary.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $55 billion at Dec. 31, 2015, $61 billion at Sept. 30, 2015, $68 billion at June 30, 2015, $69 billion at March 31, 2015 and $65 billion at Dec. 31, 2014.

N/M – Not meaningful.

Page - 18

BNY Mellon 4Q15 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income before taxes excluding amortization of intangible assets totaled $793 million in 4Q15.

•
The pre-tax operating margin excluding amortization of intangible assets was 31% in 4Q15 and the investment services fees as a percentage of noninterest expense was 96% in 4Q15, reflecting the continued focus on the business improvement process to drive operating leverage.

•	Investment services fees were $1.7 billion, flat year-over-year and a decrease of 8% sequentially.

•
Asset servicing fees (global custody, broker-dealer services and global collateral services) were $1.01 billion in 4Q15 compared with $992 million in 4Q14 and $1.03 billion in 3Q15. The year-over-year increase primarily reflects growth in the Global Collateral Services and Broker-Dealer Services and higher securities lending revenue, partially offset by the unfavorable impact of a stronger U.S. dollar. The sequential decrease primarily reflects lower client activity.

--    Estimated new business wins (AUC/A) in Asset Servicing of $49 billion in 4Q15.

•	Clearing services fees were $337 million in 4Q15 compared with $346 million in 4Q14 and $345 million in 3Q15. Both decreases primarily reflect lost business due to industry consolidations.

•
Issuer services fees (Corporate Trust and Depositary Receipts) were $199 million in 4Q15 compared with $193 million in 4Q14 and $312 million in 3Q15. The year-over-year increase primarily reflects net new business and lower money market fee waivers in Corporate Trust, partially offset by the unfavorable impact of a stronger U.S. dollar in Corporate Trust. The sequential decrease primarily reflects seasonality in Depositary Receipts.

•
Treasury services fees were $135 million in 4Q15 compared with $142 million in 4Q14 and $135 million in 3Q15. The year-over-year decrease primarily reflects higher compensating balance credits provided to clients and lower volumes.

•
Foreign exchange and other trading revenue was $148 million in 4Q15 compared with $165 million in 4Q14 and $177 million in 3Q15. The year-over-year decrease primarily reflects lower volumes in standing instruction programs and lower volatility, partially offset by higher volumes in other trading programs. The sequential decrease primarily reflects lower volumes and volatility and lower Depositary Receipts-related activity.

•	Other revenue was $102 million in 4Q15 compared with $70 million in 4Q14 and $87 million in 3Q15. Both increases primarily relate to termination fees in our clearing services business.

•
Net interest revenue was $632 million in 4Q15 compared with $573 million in 4Q14 and $628 million in 3Q15. Both increases primarily reflect higher internal crediting rates for deposits, partially offset by lower average deposits.

•
Noninterest expense (excluding amortization of intangible assets) was $1.77 billion in 4Q15 compared with $2.51 billion in 4Q14 and $1.82 billion in 3Q15. The year-over-year decrease primarily reflects lower litigation and consulting expenses, an adjustment to bank assessment charges and the favorable impact of a stronger U.S. dollar, partially offset by higher staff expense. The sequential decrease primarily reflects an adjustment to bank assessment charges, partially offset by higher staff expense.

Page - 19

BNY Mellon 4Q15 Earnings Release

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(dollars in millions)	4Q15	3Q15	2Q15	1Q15	4Q14
Revenue:
Fee and other revenue	$117	$103	$137	$117	$133
Net interest revenue	44	48	65	55	70
Total revenue	161	151	202	172	203
Provision for credit losses	163	1	(6)	2	1
Noninterest expense (ex. amortization of intangible assets, M&I and restructuring charges (recoveries))	174	125	110	134	226
(Loss) income before taxes (ex. amortization of intangible assets, M&I and restructuring charges (recoveries))	(176)	25	98	36	(24)
Amortization of intangible assets	—	1	—	1	1
M&I and restructuring charges (recoveries)	(4)	(2)	8	(4)	—
(Loss) income before taxes	$(172)	$26	$90	$39	$(25)

Average loans and leases	$11,557	$10,853	$10,514	$8,602	$10,272

KEY POINTS

•
Total fee and other revenue decreased $16 million compared with 4Q14 and increased $14 million compared with 3Q15. The year-over-year decrease primarily reflects lower asset-related gains, lease residual gains, the impact of the July 2015 sale of Meriten Investment Management GmbH and lower securities gains, partially offset by the impact of hedging activity for foreign currency placements. The sequential increase primarily reflects higher asset-related gains, income from corporate/bank-owned life insurance and the impact of hedging activity for foreign currency placements, partially offset by lower underwriting fees.

•
Net interest revenue decreased $26 million compared with 4Q14 and $4 million compared with 3Q15. Both decreases primarily reflect higher internal crediting rates to the businesses for deposits, partially offset by higher average loans and leases.

•	The provision for credit losses was $163 million in 4Q15 reflecting the impairment charge related to a recent court decision.

•
Noninterest expense, excluding amortization of intangible assets, M&I and restructuring charges (recoveries), decreased $52 million compared with 4Q14 and increased $49 million compared with 3Q15. Both comparisons were impacted by higher employee benefits expense primarily reflecting updated information received from an administrator of our health care benefits. The year-over-year decrease primarily reflects lower litigation and the impact of curtailing the U.S. pension plan. The sequential increase also reflects higher professional, legal and other purchased services.

Page - 20

BNY Mellon 4Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014

Fee and other revenue
Investment services fees:
Asset servicing	$1,032	$1,057	$1,019	$4,187	$4,075
Clearing services	339	345	347	1,375	1,335
Issuer services	199	313	193	978	968
Treasury services	137	137	145	555	564
Total investment services fees	1,707	1,852	1,704	7,095	6,942
Investment management and performance fees	864	829	885	3,438	3,492
Foreign exchange and other trading revenue	173	179	151	768	570
Financing-related fees	51	71	43	220	169
Distribution and servicing	41	41	43	162	173
Investment and other income	93	59	78	316	1,212
Total fee revenue	2,929	3,031	2,904	11,999	12,558
Net securities gains	21	22	31	83	91
Total fee and other revenue	2,950	3,053	2,935	12,082	12,649
Operations of consolidated investment management funds
Investment income (loss)	19	(6)	101	115	503
Interest of investment management fund note holders	3	16	59	29	340
Income (loss) from consolidated investment management funds	16	(22)	42	86	163
Net interest revenue
Interest revenue	834	838	802	3,326	3,234
Interest expense	74	79	90	300	354
Net interest revenue	760	759	712	3,026	2,880
Provision for credit losses	163	1	1	160	(48)
Net interest revenue after provision for credit losses	597	758	711	2,866	2,928
Noninterest expense
Staff	1,481	1,437	1,418	5,837	5,845
Professional, legal and other purchased services	328	301	390	1,230	1,339
Software and equipment	225	226	235	907	942
Net occupancy	148	152	150	600	610
Distribution and servicing	92	95	102	381	428
Sub-custodian	60	65	70	270	286
Business development	75	59	75	267	268
Other	201	268	211	961	1,031
Amortization of intangible assets	64	66	73	261	298
Merger and integration, litigation and restructuring charges	18	11	800	85	1,130
Total noninterest expense	2,692	2,680	3,524	10,799	12,177
Income
Income before income taxes	871	1,109	164	4,235	3,563
Provision for income taxes	175	282	(93)	1,013	912
Net income	696	827	257	3,222	2,651
Net (income) loss attributable to noncontrolling interests (includes $(5), $5, $(24), $(68) and $(84) related to consolidated investment management funds, respectively)	(3)	6	(24)	(64)	(84)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	693	833	233	3,158	2,567
Preferred stock dividends	(56)	(13)	(24)	(105)	(73)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$637	$820	$209	$3,053	$2,494

Page - 21

BNY Mellon 4Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation (in millions)	Quarter ended			Year-to-date

	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$637	$820	$209	$3,053	$2,494
Less: Earnings allocated to participating securities	9	6	4	43	43
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$628	$814	$205	$3,010	$2,451

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation (in thousands)	Quarter ended			Year-to-date
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Basic	1,088,880	1,098,003	1,120,672	1,104,719	1,129,897
Diluted	1,096,385	1,105,645	1,129,040	1,112,511	1,137,480

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation (in dollars)	Quarter ended			Year-to-date
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Basic	$0.58	$0.74	$0.18	$2.73	$2.17
Diluted	$0.57	$0.74	$0.18	$2.71	$2.15

Page - 22

BNY Mellon 4Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014

Assets
Cash and due from:
Banks	$6,537	$8,234	$6,970
Interest-bearing deposits with the Federal Reserve and other central banks	113,203	82,426	96,682
Interest-bearing deposits with banks	15,146	20,002	19,495
Federal funds sold and securities purchased under resale agreements	24,373	28,901	20,302
Securities:
Held-to-maturity (fair value of $43,204, $43,758 and $21,127)	43,312	43,423	20,933
Available-for-sale	75,867	76,682	98,330
Total securities	119,179	120,105	119,263
Trading assets	7,368	6,645	9,881
Loans	63,703	63,309	59,132
Allowance for loan losses	(157)	(181)	(191)
Net loans	63,546	63,128	58,941
Premises and equipment	1,379	1,361	1,394
Accrued interest receivable	562	530	607
Goodwill	17,618	17,679	17,869
Intangible assets	3,842	3,914	4,127
Other assets	19,626	22,149	20,490
Subtotal assets of operations	392,379	375,074	376,021
Assets of consolidated investment management funds, at fair value:
Trading assets	1,228	2,087	8,678
Other assets	173	210	604
Subtotal assets of consolidated investment management funds, at fair value	1,401	2,297	9,282
Total assets	$393,780	$377,371	$385,303
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$96,277	$101,111	$104,240
Interest-bearing deposits in U.S. offices	51,704	54,073	53,236
Interest-bearing deposits in Non-U.S. offices	131,629	111,584	108,393
Total deposits	279,610	266,768	265,869
Federal funds purchased and securities sold under repurchase agreements	15,002	8,824	11,469
Trading liabilities	4,501	4,756	7,434
Payables to customers and broker-dealers	21,900	22,236	21,181
Other borrowed funds	523	648	786
Accrued taxes and other expenses	5,986	6,457	6,903
Other liabilities (includes allowance for lending-related commitments of $118, $99 and $89)	5,490	5,890	5,025
Long-term debt	21,547	21,430	20,264
Subtotal liabilities of operations	354,559	337,009	338,931
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	229	1,072	7,660
Other liabilities	17	91	9
Subtotal liabilities of consolidated investment management funds, at fair value	246	1,163	7,669
Total liabilities	354,805	338,172	346,600
Temporary equity
Redeemable noncontrolling interests	200	247	229
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 25,826, 25,826 and 15,826 shares	2,552	2,552	1,562
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,312,941,113, 1,310,436,554 and 1,290,222,821 shares	13	13	13
Additional paid-in capital	25,262	25,168	24,626
Retained earnings	19,974	19,525	17,683
Accumulated other comprehensive loss, net of tax	(2,600)	(2,355)	(1,634)
Less: Treasury stock of 227,598,128, 217,483,962 and 171,995,262 common shares, at cost	(7,164)	(6,733)	(4,809)
Total The Bank of New York Mellon Corporation shareholders’ equity	38,037	38,170	37,441
Nonredeemable noncontrolling interests of consolidated investment management funds	738	782	1,033
Total permanent equity	38,775	38,952	38,474
Total liabilities, temporary equity and permanent equity	$393,780	$377,371	$385,303

Page - 23

BNY Mellon 4Q15 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on fully phased-in Basel III CET1 and other risk-based capital ratios, SLR and tangible common shareholders’ equity. BNY Mellon believes that the Basel III CET1 and other risk-based capital ratios on a fully phased-in basis, the SLR on a fully phased-in basis and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds, a gain on the sale of our investment in Wing Hang and a gain on the sale of the One Wall Street building; and expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets. Earnings per share, return on equity measures and operating margin measures, which exclude some or all of these items, as well as the impairment charge related to a recent court decision, are also presented. Earnings per share and return on equity measures also exclude the benefit primarily related to a tax carryback claim. Operating margin measures may also exclude amortization of intangible assets and the net negative impact of money market fee waivers, net of distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain charges as a result of prior transactions. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of revenue growth on a constant currency basis permits investors to assess the significance of changes in foreign currency exchange rates. Growth rates on a constant currency basis were determined by applying the current period foreign currency exchange rates to the prior period revenue. BNY Mellon believes that this presentation, as a supplement to GAAP information, gives investors a clearer picture of the related revenue results without the variability caused by fluctuations in foreign currency exchange rates.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as

Page - 24

BNY Mellon 4Q15 Earnings Release

described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	Net income		Diluted EPS

(in millions, except per common share amounts)	YTD15	YTD14	YTD15	YTD14		Inc
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$3,053	$2,494	$2.71	$2.15
Less: Gain on the sale of our investment in Wing Hang Bank	N/A	315	N/A	0.27
Gain on the sale of the One Wall Street building	N/A	204	N/A	0.18
Benefit primarily related to a tax carryback claim	N/A	150	N/A	0.13
Add: Litigation and restructuring charges	56	860	0.05	0.74
Impairment charge related to a recent court decision	106	N/A	0.09	N/A
Charge related to investment management funds, net of incentives	N/A	81	N/A	0.07
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$3,215	$2,766	$2.85	$2.39	(a)	19%

(a)	Does not foot due to rounding.
N/A - Not applicable.

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	4Q15		3Q15		2Q15		1Q15		4Q14
Income before income taxes – GAAP	$871		$1,109		$1,165		$1,090		$164
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	5		(5)		37		31		24
Add: Amortization of intangible assets	64		66		65		66		73
M&I, litigation and restructuring charges (recoveries)	18		11		59		(3)		800
Impairment charge related to a recent court decision	170		—		—		—		—
Income before income taxes, as adjusted – Non-GAAP (a)	$1,118		$1,191		$1,252		$1,122		$1,013

Fee and other revenue – GAAP	$2,950		$3,053		$3,067		$3,012		$2,935
Income (loss) from consolidated investment management funds – GAAP	16		(22)		40		52		42
Net interest revenue – GAAP	760		759		779		728		712
Total revenue – GAAP	3,726		3,790		3,886		3,792		3,689
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	5		(5)		37		31		24
Total revenue, as adjusted – Non-GAAP (a)	$3,721		$3,795		$3,849		$3,761		$3,665

Pre-tax operating margin (b)	23%	(c)	29%	(c)	30%	(c)	29%	(c)	4%
Pre-tax operating margin – Non-GAAP (a)(b)	30%	(c)	31%	(c)	33%	(c)	30%	(c)	28%

(a)
Non-GAAP excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges (recoveries), and the impairment charge related to a recent court decision, if applicable.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis these investments would increase revenue and income before taxes by $73 million for 4Q15, $53 million for 3Q15, $52 million for 2Q15 and $64 million for 1Q15 and would increase our pre-tax operating margin by approximately 1.5% for 4Q15, 1.0% for 3Q15, 0.9% for 2Q15 and 1.2% for 1Q15.

Page - 25

BNY Mellon 4Q15 Earnings Release

Pre-tax operating leverage			YTD15 vs.
(dollars in millions)	YTD15	YTD14	YTD14
Total revenue - GAAP	$15,194	$15,692
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	68	84
Gain on the sale of our investment in Wing Hang Bank	—	490
Gain on the sale of the One Wall Street building	—	346
Total revenue, as adjusted - Non-GAAP	$15,126	$14,772	2.40%

Total noninterest expense - GAAP	$10,799	$12,177
Less: Amortization of intangible assets	261	298
M&I, litigation and restructuring charges	85	1,130
Charge related to investment management funds, net of incentives	—	104
Total noninterest expense, as adjusted - Non-GAAP	$10,453	$10,645	(1.80)%

Pre-tax operating leverage, as adjusted - Non-GAAP (a)(b)			420	bps
(a)    Pre-tax operating leverage is the rate of increase in total revenue less the rate of increase in total noninterest expense.

(b)
Non-GAAP excludes the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to investment management funds, net of incentives, if applicable.

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	4Q15	3Q15	2Q15	1Q15	4Q14	YTD15
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$637	$820	$830	$766	$209	$3,053
Add: Amortization of intangible assets, net of tax	42	43	44	43	47	172
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	679	863	874	809	256	3,225
Less: Benefit primarily related to a tax carryback claim	—	—	—	—	150	—
Add: M&I, litigation and restructuring charges (recoveries)	12	8	38	(2)	608	56
Impairment charge related to a recent court decision	106	—	—	—	—	106
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$797	$871	$912	$807	$714	$3,387

Average common shareholders’ equity	$35,664	$35,588	$35,516	$35,486	$36,859	$35,564
Less: Average goodwill	17,673	17,742	17,752	17,756	17,924	17,731
Average intangible assets	3,887	3,962	4,031	4,088	4,174	3,992
Add: Deferred tax liability – tax deductible goodwill (b)	1,401	1,379	1,351	1,362	1,340	1,401
Deferred tax liability – intangible assets (b)	1,148	1,164	1,179	1,200	1,216	1,148
Average tangible common shareholders’ equity – Non-GAAP	$16,653	$16,427	$16,263	$16,204	$17,317	$16,390

Return on common equity – GAAP (c)	7.1%	9.1%	9.4%	8.8%	2.2%	8.6%
Return on common equity – Non-GAAP (a)(c)	8.9%	9.7%	10.3%	9.2%	7.7%	9.5%

Return on tangible common equity – Non-GAAP (c)	16.2%	20.8%	21.5%	20.3%	5.9%	19.7%
Return on tangible common equity – Non-GAAP adjusted (a)(c)	19.0%	21.0%	22.5%	20.2%	16.3%	20.7%

(a)
Non-GAAP excludes amortization of intangible assets, net of tax, the benefit primarily related to a tax carryback claim, M&I, litigation and restructuring charges (recoveries) and the impairment charge related to a recent court decision, if applicable.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

(c)	Annualized.

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BNY Mellon 4Q15 Earnings Release

The following table presents the reconciliation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$38,037	$38,170	$38,270	$37,328	$37,441
Less: Preferred stock	2,552	2,552	2,552	1,562	1,562
BNY Mellon common shareholders’ equity at period end – GAAP	35,485	35,618	35,718	35,766	35,879
Less: Goodwill	17,618	17,679	17,807	17,663	17,869
Intangible assets	3,842	3,914	4,000	4,047	4,127
Add: Deferred tax liability – tax deductible goodwill (a)	1,401	1,379	1,351	1,362	1,340
Deferred tax liability – intangible assets (a)	1,148	1,164	1,179	1,200	1,216
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$16,574	$16,568	$16,441	$16,618	$16,439

Total assets at period end – GAAP	$393,780	$377,371	$395,254	$392,337	$385,303
Less: Assets of consolidated investment management funds	1,401	2,297	2,231	1,681	9,282
Subtotal assets of operations – Non-GAAP	392,379	375,074	393,023	390,656	376,021
Less: Goodwill	17,618	17,679	17,807	17,663	17,869
Intangible assets	3,842	3,914	4,000	4,047	4,127
Cash on deposit with the Federal Reserve and other central banks (b)	116,211	86,426	106,628	93,044	99,901
Tangible total assets of operations at period end – Non-GAAP	$254,708	$267,055	$264,588	$275,902	$254,124

BNY Mellon shareholders’ equity to total assets ratio – GAAP	9.7%	10.1%	9.7%	9.5%	9.7%
BNY Mellon common shareholders’ equity to total assets ratio – GAAP	9.0%	9.4%	9.0%	9.1%	9.3%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP	6.5%	6.2%	6.2%	6.0%	6.5%

Period-end common shares outstanding (in thousands)	1,085,343	1,092,953	1,106,518	1,121,512	1,118,228

Book value per common share – GAAP	$32.69	$32.59	$32.28	$31.89	$32.09
Tangible book value per common share – Non-GAAP	$15.27	$15.16	$14.86	$14.82	$14.70

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules.
(b)    Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	4Q15	3Q15	2Q15	1Q15	4Q14
Income (loss) from consolidated investment management funds	$16	$(22)	$40	$52	$42
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	5	(5)	37	31	24
Income (loss) from consolidated investment management funds, net of noncontrolling interests	$11	$(17)	$3	$21	$18

The following table presents the impact of changes in foreign currency exchange rates on our consolidated investment management and performance fees.

Investment management and performance fees – Consolidated			4Q15 vs.
(dollars in millions)	4Q15	4Q14	4Q14
Investment management and performance fees – GAAP	$864	885	(2)%
Impact of changes in foreign currency exchange rates	—	(27)
Investment management and performance fees, as adjusted – Non-GAAP	$864	$858	1%

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BNY Mellon 4Q15 Earnings Release

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income (loss) from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	4Q15	3Q15	2Q15	1Q15	4Q14
Investment management fees	$7	$3	$4	$1	$15
Other (Investment income (loss))	4	(20)	(1)	20	3
Income (loss) from consolidated investment management funds, net of noncontrolling interests	$11	$(17)	$3	$21	$18

The following table presents the impact of changes in foreign currency exchange rates on investment management fees reported in the Investment Management segment.

Investment management fees - Investment Management business			4Q15 vs.
(dollars in millions)	4Q15	4Q14	4Q14
Investment management fees – GAAP	$799	$827	(3)%
Impact of changes in foreign currency exchange rates	—	(24)
Investment management fees, as adjusted – Non-GAAP	$799	$803	—%

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	4Q15	3Q15	2Q15	1Q15	4Q14
Income before income taxes – GAAP	$287	$237	$263	$263	$236
Add: Amortization of intangible assets	24	24	25	24	29
Money market fee waivers	23	28	29	33	33
Income before income taxes excluding amortization of intangible assets and money market fee waivers – Non-GAAP	$334	$289	$317	$320	$298

Total revenue – GAAP	$1,002	$929	$991	$997	$981
Less: Distribution and servicing expense	92	94	95	97	101
Money market fee waivers benefiting distribution and servicing expense	27	35	37	38	37
Add: Money market fee waivers impacting total revenue	50	63	66	71	70
Total revenue net of distribution and servicing expense and excluding money market fee waivers – Non-GAAP	$933	$863	$925	$933	$913

Pre-tax operating margin (a)	29%	26%	27%	26%	24%
Pre-tax operating margin excluding amortization of intangible assets, money market fee waivers and net of distribution and servicing expense – Non-GAAP (a)	36%	34%	34%	34%	33%
(a)    Income before taxes divided by total revenue.

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BNY Mellon 4Q15 Earnings Release

DIVIDENDS

Common – On Jan. 21, 2016, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.17 per common share. This cash dividend is payable on Feb. 12, 2016 to shareholders of record as of the close of business on Feb. 2, 2016.

Preferred – On Jan. 21, 2016, The Bank of New York Mellon Corporation also declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in March 2016, in each case payable on March 21, 2016 to holders of record as of the close of business on March 5, 2016:

•
$1,011.11 per share on the Series A Preferred Stock (equivalent to $10.1111 per Normal Preferred Capital Security of Mellon Capital IV, each representing a 1/100th interest in a share of the Series A Preferred Stock); and

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock).

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of Dec. 31, 2015, BNY Mellon had $28.9 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding our acquisition of Atherton, enhancing the client experience, our focus on delivering value-added solutions, investment excellence and actionable, data-driven insights, capital plans, strategic priorities and our business improvement process. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Jan. 21, 2016, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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